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                             THIRD AMENDMENT TO THE
                PARTICIPATION AGREEMENT DATED DECEMBER 17, 2004,
                             AS PREVIOUSLY AMENDED

     Amendment to the Participation Agreement (the "Agreement") by and among MetLife Insurance Company of Connecticut (the "Company"), on behalf of itself and certain of its separate accounts, Royce Capital Fund (the "Fund"), and Royce & Associates, LLC (the "Adviser").

     WHEREAS, on May 1, 2006, The Travelers Insurance Company was renamed MetLife Insurance Company of Connecticut and The Travelers Life and Annuity Company was renamed MetLife Life and Annuity Company of Connecticut;

     WHEREAS, on December 7, 2007, MetLife Life and Annuity Company of Connecticut was merged with and into MetLife Insurance Company of Connecticut;

     WHEREAS, on November 14, 2014, the Company changed its name to MetLife Insurance Company USA and changed its state of domicile from Connecticut to Delaware;

     WHEREAS, the parties desire to amend the Agreement to update the insurance company name in Schedule A;

     WHEREAS, the parties desire to amend the Agreement to update the separate accounts listed in Schedule B;

     WHEREAS, the parties desire to further modify the Agreement as provided herein;

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and conditions set forth herein, and for other good and valuable consideration, the parties agree to amend the Agreement as follows:

     1. The name of the Company in the Agreement is hereby changed to MetLife Insurance Company USA and the reference to the Company as organized under the laws of Connecticut is hereby changed to refer to the laws of Delaware;

     2. Article XI of the Agreement entitled "Notices" is hereby amended as follows:

          "If to the Company:

          MetLife
          One Financial Center, 20th Floor
          Boston, MA 02111
          Attn: Law Department"

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     3.   Schedule A of the Agreement is hereby deleted in its entirety and replaced with Schedule A attached hereto.

     4. Schedule B of the Agreement is hereby deleted in its entirety and replaced with Schedule B attached hereto.

IN WITNESS WHEREOF, each of the parties has caused this Amendment to the Agreement to be executed in its name and on its behalf by and through its duly authorized officer signing below.

                                            METLIFE INSURANCE COMPANY USA

                                            By: /s/ Karen A. Johnson
                                                ---------------------------
                                            Name: Karen A. Johnson
                                            Title: Vice President
                                            Date: 3-4-15

                                            ROYCE CAPITAL FUND

                                            By: /s/ John D. Diederich
                                                ---------------------------
                                            Name: John D. Diederich
                                            Title: Vice President
                                            Date: 2-12-15

                                            ROYCE & ASSOCIATES, LLC

                                            By: /s/ John D. Diederich
                                                ---------------------------
                                            Name: John D. Diederich
                                            Title: C.O.O.
                                            Date: 2-12-15


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                                   SCHEDULE A

                        PORTFOLIOS OF ROYCE CAPITAL FUND
                                 AVAILABLE FOR
                   PURCHASE BY METLIFE INSURANCE COMPANY USA

                    Royce Capital Fund - Micro-Cap Portfolio
                    Royce Capital Fund - Small-Cap Portfolio

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                                   SCHEDULE B

                       SEPARATE ACCOUNTS AND CONTRACTS OF
                         METLIFE INSURANCE COMPANY USA

Separate Accounts
-----------------

MetLife of CT Separate Account CPPVUL1
MetLife of CT Fund UL III for Variable Life Insurance

Contracts
---------
Private Placement Corporate Owned Flexible Premium Variable Universal Life
   Insurance Policy (COLI PPVUL unregistered)
Corporate Owned Variable Universal Life Insurance Policy (COLI I) Corporate Owned Variable Universal Life Insurance Policy 2000 (COLI 2000) Corporate Owned Variable Universal Life Insurance Policy III (COLI III) Corporate Owned Variable Universal Life Insurance Policy IV (COLI IV) Corporate Select

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